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                                                                   Exhibit 10.21

                                    AGREEMENT

         AGREEMENT, dated as of July 3, 2001 between Honeywell International Inc., a Delaware corporation (the "Corporation"), and Lawrence A. Bossidy (the "Executive").

         WHEREAS, the Corporation has requested and Executive has agreed to return to employment with the Corporation;

         WHEREAS, Executive and the Corporation wish to substantially replicate the terms and conditions of Executive's prior employment, except as described below.

         NOW, THEREFORE, in consideration of the execution and delivery of these presents, the mutual promises contained herein and other good and valuable consideration, the parties hereto hereby agree as follows:

Section 1. Term and Capacity of Employment

         (a) The Corporation and Executive agree that Executive shall be employed by the Corporation from July 3, 2001 through June 30, 2002 under the terms set forth in this Agreement. Executive, for so long as he is elected a member of and Chairman of the Board of Directors of the Corporation, shall perform the duties of that office. Executive shall also continue as the Chief Executive Officer of the Corporation and shall serve in that capacity through the term of this Agreement at the pleasure of the Board of Directors of the Corporation.

         (b) During the term of his employment under this Agreement, Executive shall have the powers, responsibilities and authorities of Chief Executive Officer and Chairman of the Board of Directors of the Corporation as established by custom and practice on the date first set forth herein.

         (c) During the term of his employment under this Agreement, Executive shall during reasonable business hours perform his duties hereunder (reasonable sick leave and vacations excepted) and shall not during such term, without the consent of the Board of Directors, engage, directly or indirectly, in any other business for compensation or profit except that he may, with the approval of the Board of Directors of the Corporation, serve as a director of any other corporation which, on the advice of counsel for the Corporation, is not considered to be in competition with the Corporation for purposes of the antitrust laws, and he may receive compensation therefor.

Section 2. Compensation

         (a) As compensation for Executive's services under this Agreement, the Corporation shall, commencing as of July 3, 2001, pay Executive a salary at the rate of $2,000,000 per year, payable in bi-weekly installments.

         (b) As further compensation, Executive shall be eligible for awards under the Honeywell International Inc. Incentive Compensation Plan for Executive Employees (the "Incentive Plan") (and any plan which is a successor to that plan) with a target bonus opportunity of at least 100 percent of salary.

         (c) As further compensation, Executive shall be eligible to receive stock options under the 1993 Stock Plan for Employees of Honeywell International Inc. and its Affiliates (the "Stock Plan") at such time as stock options are granted to Senior Executives of the Corporation in such amounts as determined by the Board of Directors of the Corporation.





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Section 3. Life Insurance and Long-Term Disability Benefits

         The Corporation shall provide basic life insurance coverage for the benefit of Executive in the amount of two times Executive's base salary. Executive shall not be eligible for long-term disability benefits.

Section 4. Retirement Benefits

         (a) Executive's retirement benefit payments, as provided in accordance with Section 4 of Executive's Agreement with the Corporation dated May 6, 1994, as amended as of May 12, 1997 (the "Prior Agreement") shall be suspended during the term of this Agreement; provided however that in the event that Executive's employment with the Corporation is terminated by reason of death, the Corporation will pay a survivor benefit to Executive's spouse in accordance with
Section 4(b) of the Prior Agreement.

         (b) As of the [first day of the month] following termination of this Agreement, retirement benefit payments to Executive shall resume. Such benefits shall be determined in accordance with the terms of Section 4 of Executive's Prior Agreement, provided, however, that "final average compensation" shall mean the average of Executive's highest three years' total compensation, and that, notwithstanding any provision of Section 4 of the Prior Agreement to the contrary, a "year" shall mean a calendar year with respect to periods of employment covered by the Prior Agreement, and shall mean the highest paid 12 consecutive month period (or pro-rata portion thereof in the event that Executive terminates his employment prior to expiration of this Agreement) with respect to Executive's period of employment after July 3, 2001; and further provided that such retirement benefit payments shall be offset by any retirement benefit payments already made to Executive.

Section 5. Early Termination

         In the event of the termination of Executive's employment by the Corporation prior to expiration of this Agreement, the Corporation shall continue to provide Executive with compensation, benefits and other compensation arrangements described herein for the balance of the outstanding term of this Agreement.

Section 6. Participation in Other Benefit Plans and Compensation Arrangements

         While employed by the Corporation during the term of this Agreement, Executive shall be entitled to participate in each of the Corporation's plans for the benefit of its salaried employees and in all other compensation arrangements or programs which are or may hereafter be made available to the senior executives of the Corporation, other than Severance Plans or tax-qualified defined benefit pension plans sponsored by the Corporation. It is anticipated that Executive will incur expenses necessary to the discharge of his duties hereunder, and the Corporation shall reimburse Executive for those expenses, in accordance with its established policies and such other arrangements as may be approved by the Corporation from time to time.

Section 7. Resolution of Disputes

         Any disputes arising under or in connection with this Agreement shall, at the election of Executive, be resolved by arbitration, to be held in Manhattan, in accordance with the rules and procedures of the American Arbitration Association. All costs, fees and expenses of any arbitration in connection with this Agreement that results in any decision requiring the





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Corporation to make a payment to Executive shall be borne by, and be the obligation of, the Corporation.

Section 8. Survivorship

         The respective rights and obligations of the parties hereunder shall survive any termination of Executive's employment to the extent necessary to effect the intended preservation of such rights and obligations.

Section 9. Entire Agreement, Governing Law

         (a) This Agreement embodies the entire agreement of the parties hereto, and it may be modified only by an agreement in writing signed by both parties.

         (b) This Agreement shall be interpreted and governed by the laws of the State of New York without reference to principles of conflict of laws.

Section 10. Undertaking by Corporation in Case of Sale or Liquidation of Assets

         The Corporation agrees that, in the event of the sale or liquidation of all or substantially all of the assets of the Corporation, it shall take whatever action it legally can in order to cause the assignee or transferee of such assets expressly to assume the liabilities, obligations and duties of the Corporation hereunder.

Section 11. Post-Retirement Services

         Upon the earlier to occur of Executive's termination of employment by the Corporation or expiration of this Agreement, the Corporation agrees to provide Executive with such Post-retirement services, facilities and other arrangements as were provided to Executive prior to his re-employment by the Corporation in accordance with Section 11 of his Prior Agreement, for the remainder of his life (and with respect to financial and tax planning services, for the remainder of his spouse's life).





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         IN WITNESS WHEREOF, Honeywell International Inc. has caused this
Agreement to be signed in its corporate name by one of its directors and its corporate seal to be hereunto affixed and to be attested by its General Counsel, and Lawrence A. Bossidy has hereunto set his hand, all as of the date and year first above written.

[Corporate Seal]                         Honeywell International Inc.

Attest:

/s/ Peter M. Kreindler                   By: /s/ Robert P. Luciano
----------------------                   -------------------------
General Counsel                          Robert P. Luciano
                                         Director and Chairman of the
                                         Management Development and
                                         Compensation Committee

                                         /s/ Lawrence A. Bossidy
                                         -----------------------
                                         Lawrence A. Bossidy





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                         1993 Stock Plan for Executives
               of Honeywell International Inc. and its Affiliates

                                OPTION AGREEMENT

         OPTION AGREEMENT made in Morris Township, New Jersey, as of the 3rd day of July 2001 between Honeywell International Inc., a Delaware corporation (the "Corporation") and LAWRENCE A. BOSSIDY, a regular full-time Executive of the Corporation or of a subsidiary of the Corporation (the "Executive").

         1. The Corporation has this day granted to the Executive the option (the "Option") to purchase all or any part of an aggregate of 500,000 shares of its common stock (the "Common Stock") under the 1993 Stock Plan for Executives of Honeywell International Inc. and its Affiliates (the "Stock Plan"), subject to the provisions of this Agreement. The Executive hereby accepts the grant and agrees to be bound by the terms and conditions of this Agreement with respect thereto, and acknowledges that awards under the Stock Plan are made at the sole discretion of the Corporation and are not considered part of any contract of employment with the Corporation or of the Executive's normal or expected compensation or benefits package (except as otherwise expressly provided in a written agreement between the Executive and the Corporation).

         2. The purchase price of the shares of Common Stock covered by the Option shall be $36.27 per share.

         3. The Option must be exercised prior to the close of the New York Stock Exchange ("NYSE") July 16, 2006; provided, however, if the NYSE is not open for business on the date specified herein, such Option shall expire at the close of the NYSE's next business day.

         4. The Option is a non-qualified Option for federal income tax purposes.

         5. The Option shall become 100% vested and exercisable on July 16, 2002.

         6. Exercise of the Option is subject to the conditions that to the extent required at the time of exercise (a) the shares of Common Stock covered by the Option shall be duly listed, upon official notice of issuance, upon the New York Stock Exchange, and (b) a Registration Statement under the Securities Act of 1933 with respect to such shares shall be effective.

         7. The Option shall not be transferable by the Executive otherwise than by will or the laws of descent and distribution, or by transfer to a member or members of the Executive's immediate family as provided in paragraph 14 of the Plan, and the Option may be exercised during the lifetime of the Executive only by the Executive or by the Executive's guardian or legal representative or by an immediate family member transferee.





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         8. Nothing in this Agreement or the Stock Plan shall confer upon the
Executive any right to continue in the employ of the Corporation, any of its subsidiaries or any parent or interfere in any way with the right of the Corporation, any such subsidiary or parent to terminate such employment at any time.

         9. The Executive understands that in order to comply with applicable law or to properly administer the Corporation or its agents may hold and process personal data of the Executive including the Executive's home address, employment status, hire date, and termination date. The Executive expressly consents to the use of such data by the Corporation (or its agents) and to any transfer of such data outside the country in which the Executive performs services or resides.

         10. Subject to the terms and conditions of this Agreement, the Option may be exercised by contacting the Honeywell Stock Option Service Center, managed by Salomon Smith Barney, at 1-888-723-3391 or 1-212-615-7876.

         11. The Corporation shall have the right, prior to the issuance of any shares or the payment of cash in connection with the exercise of the Option, to withhold or require payment by the Executive of any amounts necessary to satisfy applicable tax requirements.

         12. Except as otherwise provided in this Agreement, the exercise of the Option is subject to the provisions of the Stock Plan, as the Stock Plan may be amended from time to time, and any rules and regulations which may be prescribed thereunder, provided that, unless otherwise required by law, no amendment may, without the consent of the Executive, adversely affect the rights of the Executive under this Agreement. A copy of the Stock Plan, as in effect on the date hereof, and the current prospectus have been delivered to the Executive, receipt of which is hereby acknowledged by the Executive.

         13. The Executive has read and understands the Corporation's policy, and is aware of and understands the Executive's obligations under federal securities laws, in respect of trading in the Corporation's securities. The Executive agrees not to use Salomon Smith Barney's "cashless exercise" program (or any successor program) at any time when the Executive possesses material nonpublic information with respect to the Corporation.

         14. The Corporation and the Executive agree that the validity, performance, interpretation and other incidents of this Agreement shall be governed by the law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by its Chairman of the Management Development and Compensation Committee, and the Executive has duly executed this Agreement, all as of the day and year first above written.

                                                  Honeywell International Inc.

/s/ Lawrence A. Bossidy                       By: /s/ Robert A. Luciano
-----------------------                           ----------------------------
Lawrence A. Bossidy                               Robert R. Luciano
                                                  Director and Chairman of the
                                                  Management Development and
                                                  Compensation Committee